Exhibit 4.5

                                                  Income Distribution Agreement

                                  CONFIRMATION

From:    Claymore MACROshares Oil Up Holding Trust

To:      Claymore MACROshares Oil Down Holding Trust

Date:    November 24, 2006

Re:      Income Distribution Agreement

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Ladies and Gentlemen:

         This letter agreement (this "Confirmation") is intended to confirm the terms and conditions of the transaction (the "Transaction") entered into between us on the Trade Date set forth below.

1. The definitions and provisions contained in the 2000 ISDA Definitions (the "Definitions"), as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation. Any capitalized terms used but not defined herein or in the Definitions shall have the meanings set forth in the Down-MACRO Holding Trust Agreement (the "Down-MACRO Holding Trust Agreement") or the Up-MACRO Holding Trust Agreement (the "Up-MACRO Holding Trust Agreement"), each dated as of November 24, 2006, among MACRO Securities Depositor, LLC, Investors Bank & Trust Company, as Trustee, Claymore Securities, Inc., as Administrative Agent and a Marketing Agent, and MACRO Financial, LLC, as a Marketing Agent. In the event of any inconsistency between any such definitions and provisions and this Confirmation, this Confirmation will govern.

         This Confirmation supplements, forms a part of, and is subject to, the ISDA Master Agreement (Multicurrency-Cross Border) dated as of November 24, 2006, as amended and supplemented from time to time (the "Agreement"), between the Claymore MACROshares Oil Up Holding Trust (the "Up- MACRO Holding Trust") and the Claymore MACROshares Oil Down Holding Trust (the "Down- MACRO Holding Trust"). All provisions contained in the Agreement shall govern this Confirmation except as expressly modified below. In the event of any inconsistency between the provisions of the Agreement and this Confirmation, this Confirmation will prevail for the purposes of this Transaction.

2. The terms of the particular Transaction to which this Confirmation relates are as follows:

Trade Date:                            November 24, 2006

Effective Date:                        November 24, 2006

Termination Date:                      The earlier of (i) the Distribution
                                       Payment Date occurring in January of
                                       2027, which follows the Final Scheduled
                                       Termination Date, and (ii) an Early
                                       Termination Date (as used herein having
                                       the meaning set forth in the Up-MACRO
                                       Holding Trust Agreement and the
                                       Down-MACRO Holding Trust Agreement).

Distribution Dates:                    The second Business Day preceding each
                                       Record Date.


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Distribution Payment Dates:            The third  Business Day of the month
                                       immediately following the month in which the related Distribution Date occurred.

Record Dates:                          The last Business Day of each March,
                                       June, September and December of each
                                       year, commencing in December of 2006.

Income Distribution Payments and
Income Distribution Payment Payer:     With respect to any  Distribution  Date,
                                       if the Down-MACRO Earned Income Accrual
                                       for the preceding Calculation Period is
                                       less than the Down-MACRO Available
                                       Income for such Calculation Period, the
                                       Down-MACRO Holding Trust will pay the
                                       Down-MACRO Income Distribution Payment
                                       to the Up-MACRO Holding Trust on the
                                       related Distribution Payment Date. If
                                       the Up-MACRO Earned Income Accrual for
                                       the preceding Calculation Period is less than the Up-MACRO Available Income for such Calculation Period, the Up-MACRO
                                       Holding Trust will pay the Up-MACRO
                                       Income Distribution Payment to the
                                       Down-MACRO Holding Trust on the related
                                       Distribution Payment Date.

Down-MACRO
Income Distribution Payment: With respect to any Distribution Date, an amount equal to the positive difference between the Down-MACRO Available Income for the preceding Calculation Period and the Down-MACRO Earned Income Accrual for the preceding Calculation Period.

Up-MACRO
Income Distribution Payment: With respect to any Distribution Date, an amount equal to the positive difference between the Up-MACRO Available Income for the preceding Calculation Period and the Up-MACRO Earned Income Accrual for the preceding Calculation Period.

Available Income and
Earned Income Accrual: With respect to any Calculation Period, the Up-MACRO Available Income and Down-MACRO Available Income, and the Up-MACRO Earned Income Accrual and Down-MACRO Earned Income Accrual, have the respective meanings in the Up-MACRO Holding Trust Agreement and the Down-MACRO Holding Trust Agreement.

Starting Level:                        The Starting  Level will be as specified
                                       in the Up-MACRO Holding Trust Agreement
                                       and the Down-MACRO Trust Agreement.

Ending Level:                          With respect to any Price Determination
                                       Day, the Applicable Reference Price of
                                       Crude Oil on such Price Determination
                                       Day.


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

Applicable Reference
Price of Crude Oil:                    Has the  meaning  set forth in the
                                       Up-MACRO Holding Trust Agreement and the
                                       Down-MACRO Holding Trust Agreement.

Price Determination Day:               Has the  meaning  set forth in the
                                       Up-MACRO Holding Trust Agreement and the
                                       Down-MACRO Holding Trust Agreement.

Calculation Period:                    Has the  meaning  set forth in the
                                       Up-MACRO Holding Trust Agreement and the
                                       Down-MACRO Holding Trust Agreement.

Business Day:                          New York

Calculation Agent:                     The Administrative Agent



Early Termination:

With respect to any Early Termination Date (as defined in the Down-MACRO Holding Trust Agreement and the Up-MACRO Holding Trust Agreement), no payment (other than payments already due and paid).

3. Tax Treatment.

The parties hereto intend to treat this Confirmation, as governed by the Agreement, as a notional principal contract (within the meaning of Treas. Reg.
Section 1.446-3) for U.S. federal, state, and local income tax purposes.

4. Account Details:

Account(s) for payments to Up-MACRO Holding Trust:





Account(s) for payments to Down-MACRO Holding Trust:





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


         Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us.

                                Yours sincerely,

                                CLAYMORE MACROSHARES OIL UP HOLDING TRUST

                                By:  Investors Bank & Trust Company,
                                not in its individual capacity but solely as
                                Up-MACRO Holding Trustee


                                By:   /s/  Michael F. Rogers
                                    -----------------------------------
                                    Name:  Michael F. Rogers
                                    Title:    President

Confirmed as of the date first above written:

CLAYMORE MACROSHARES OIL DOWN HOLDING TRUST

By:  Investors Bank & Trust Company,
not in its individual capacity but solely as
Down-MACRO Holding Trustee


By:      /s/  Michael F. Rogers
     ---------------------------------------
     Name:   Michael F. Rogers
     Title:  President


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